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                                                                 EXHIBIT 10.8.2


                                 POPULAR, INC.

                                SENIOR EXECUTIVE

                            LONG TERM INCENTIVE PLAN

                                    DOCUMENT


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                                   ARTICLE 1

                                    PURPOSE

1.1 Popular, Inc. has adopted the Senior Executive Long Term Incentive Plan to provide incentive compensation to selected Employees.

1.2      The purpose of the Plan is to promote the success of the Corporation by:

         (a) attracting and retaining as Senior Executives of the Corporation competent and experienced individuals;

         (b) offering a long term incentive opportunity to Senior Executives, that, together with other forms of remuneration, is comparable to that of the Peer Group;

         (c) motivating Senior Executives by rewarding good performance and encouraging greater focus on the Corporation's long term objectives; and

         (d) providing Senior Executives with the opportunity to obtain an additional interest in the Corporation through stock ownership.


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                                   ARTICLE 2

                                  DEFINITIONS

2.1 "Average Closing Price" means the average of the closing price, as reported on the national market where the Stock is traded or as reported by a nationally recognized stock quotation service, on each Friday of the months of November and December preceding the beginning of the Plan Year, and January and February following the beginning of the Plan Year.

2.2 "Beneficiary" means the beneficiary or beneficiaries designated by the Participant to receive the amount, if any, payable under the Plan upon the death of a Participant.

2.3      "Board of Directors" means the Board of Directors of Popular, Inc.

2.4 "Change in Control" refers to change in ownership, control, or power to vote 25 percent or more of the outstanding shares of any class of voting securities of the Corporation, or the direct or indirect acquisition of all or substantially all of the assets of the Corporation, by an individual (or group of individuals acting in concert), a partnership, corporation or any other business entity not directly or indirectly controlled by the Corporation. A Change of Control will not be deemed to have occurred solely because of the acquisition of shares of stock of the Corporation by any employee benefit plan maintained by the Corporation or other entity controlled by the Corporation.

2.5 "Corporation" means Popular, Inc. and its divisions or wholly-owned subsidiaries which adopt this Plan, and any successor to Popular, Inc. by merger, purchase, reorganization, or otherwise.


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2.6      "Disability" means the total and permanent inability to perform services for the Corporation as determined under the Long Term Disability (LTD) plan which the Corporation sponsors, and the receipt of benefits under that LTD plan.

2.7 "Discharge for Cause" means discharge from the Corporation because of a conviction for a felony, embezzlement of Corporate funds, fraud, or repeated acts of willful dishonesty which have a material adverse effect on the Corporation.

2.8      "Employee" means an employee of the Corporation.

2.9 "Human Resources and Compensation Committee" or "Committee" means the committee appointed by the Board of Directors to determine and administer various human resource and compensation matters and plans for Employees of the Corporation.

2.10 "Incentive Payment" means the award paid to the Participant at the conclusion of a Plan Year as determined pursuant to the terms of
         Article 4.

2.11 "Measurement" means the definition of the full amount or multiple of the Incentive Payment that may be paid if the Target is attained or is exceeded pursuant to the terms of Article 4.

2.12 "Participant" means the President and CEO of the Corporation and any other Employee of the Corporation designated as a participant in the Plan pursuant to the terms of Article 3.

2.13 "Peer Group" means the group of institutions of similar characteristics, such as size, scope or business orientation, selected by the Committee for purposes of performance comparison.


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2.14     "Plan Year" means a three year period beginning on January 1st of the first year and ending on December 31st of the third year. The first Plan Year is January 1, 1994 through December 31, 1996.

2.15     "President and CEO" means the President and CEO of Popular, Inc.

2.16     "Plan" means the Popular, Inc. Senior Executive Long Term Incentive
         Plan.

2.17 "Retirement" means separation from service as a retiree eligible to immediately receive benefits under a qualified defined benefit retirement plan (retirement benefits may be postponed without affecting this definition of retirement) sponsored by the Corporation. If no such plan exists, separation from service as a retiree after age 55 shall constitute a retirement under the Plan.

2.18 "Rules" refers to the rules that will direct the Plan Year as described in Article 4.

2.19 "Senior Executive" refers to an Employee that reports to the President and CEO, that participates or has authority to participate in major policy making functions of the Corporation and whose decisions help determine the long-term performance of the Corporation.

2.20     "Stock" means Popular, Inc.'s common stock.

2.21 "Target" means the goal that triggers 100% of the Incentive Payment under the Plan as determined pursuant to Article 4.


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                                   ARTICLE 3

                                 PARTICIPATION

3.1 Prior to the beginning of a Plan Year, or within three months thereafter, the President and CEO shall recommend for approval by the Committee, Senior Executives as Participants (excluding the position of President and CEO). The President and CEO may recommend for approval by the Committee, additional Senior Executives as Participants, provided, however, that such participation in the Plan shall be prospective from the date the person becomes a Participant.

         Prior to the beginning of a Plan Year, or within three months thereafter, the Committee shall decide the eligibility of the President and CEO.

3.2 The Committee shall issue a notification in writing to each person selected as a Participant.

3.3 Once approved for participation in the Plan, the Participant shall continue as such during:

         (a) the Plan Year for which the Participant was originally selected; and

         (b)      future Plan Years.

3.4      Participation in the Plan will cease if:

         (a) the Participant changes position and is no longer a Senior Executive at the beginning of a new Plan Year, or

         (b) a specific recommendation is made by the President and CEO to remove the Senior Executive as Participant in future Plan Years and the recommendation is approved


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                  by the Committee; or in regard to the position of President and CEO, the Committee decides to remove the President and CEO as Participant in future Plan Years.

         The Committee shall notify the affected Senior Executive in writing that participation in future Plan Years has ceased.


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                                   ARTICLE 4

                              LONG TERM INCENTIVES

4.1 Prior to the beginning of each fiscal year, or within three months thereafter, the President and CEO shall recommend the Rules that shall apply to the Plan Year commencing at such time, for approval by the Committee.

4.2 The Rules shall provide for the Plan to make Incentive Payments to the Participants based on the principles described hereunder.

         (a) At the beginning of a Plan Year, the Rules shall ascertain the percentage of the base salary in effect at the beginning of the year or three months thereafter that will constitute the basis for the determination of the Incentive Payment for the Plan Year.

         (b) The Committee shall calculate the Incentive Payment to be made to each Participant based on achievement of the Target and the Measurement. The Incentive Payment shall equal: the dollar amount calculated in 4.2(a) divided by the Average Closing Price to determine the number of shares of Stock to be acquired at the beginning of the Plan Year, that after adding reinvested dividends, will be multiplied by the Measurement to determine the Incentive Payment for the Plan Year. Fractional shares will be permitted.

         (c) The Rules shall define and set the Target to be used for the Plan Year. The Target shall be financial, developmental, quantitative, qualitative, or a combination of such factors, which, if attained, shall promote the long term success of the Corporation.

         (d) The Rules shall define the Measurement to be used in relation to the Target for each Plan Year. The Measurement may include a leverage factor which shall be a factor or formula by which the Incentive Payment is multiplied if the Target is exceeded or


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                  a threshold factor which shall be a factor or formula by
                  which the Incentive Payment is multiplied if the Target is not met.

         (e) The President and CEO may make a recommendation, for all positions except that of President and CEO, for approval by the Committee, to change the Target or Measurement at any time. Such change would only provide increased potential for an Incentive Payment, to reflect special opportunities and/or circumstances that were unknown at the beginning of the Plan Year which would otherwise limit or prohibit an Incentive Payment. The Committee may make a similar decision with respect to the President and CEO.

         (f) Dividends payable on the shares of Stock acquired pursuant to the Plan, will be reinvested in shares of Stock through such reinvestment vehicle as shall be determined in the Rules. Fractional shares are permitted.

         (g) The President and CEO may recommend, for all positions except that of President and CEO, a discretionary Incentive Payment, to reflect special opportunities and/or circumstances that were unknown at the beginning of the Plan Year. The Committee shall have the ability to make a similar decision with regard to the President and CEO.

4.3 The Incentive Payment shall be made within 60 days after publication of the financial results for Popular, and the Peer Group for the last fiscal year that makes up the Plan Year.

4.4 The Incentive Payment shall be made in Stock. The Committee shall provide for the withholding of any income taxes as prescribed by law or regulation, or as requested by the Participant.


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                                   ARTICLE 5

                            SEPARATION FROM SERVICE

5.1 If a Participant separates from service due to Retirement, Disability or death, the Participant or Beneficiary shall receive that portion of the Incentive Payment which corresponded to the time elapsed from the beginning of the Plan Year to the time of separation of the Participant. Incentive Payments shall be disbursed to the Participant or Beneficiary at the end of the Plan Year pursuant to the terms hereof. However, the Committee may, at its option, make the corresponding payment prior to the termination of the Plan Year if as of the time of separation the Target has been achieved or if a determination is made that special circumstances merit such payment prior to termination

5.2 If a Participant separates from service from the corporation through resignation from employment or is subject to Discharge for Cause, no Incentive Payments shall be made.


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                                   ARTICLE 6

                                GENERAL MATTERS

6.1 The Committee shall be the administrator of the Plan. As the administrator, the Committee shall be vested with the general administration of the Plan including the exclusive right to interpret the Plan. The decisions, actions, and records of the Committee shall be conclusive and binding upon the Corporation and all persons having or claiming to have an interest in or under the Plan provided, however, that any such interpretation, decision, action or record, shall be subject to revision by the Board of Directors of the Corporation.

6.2 The Committee shall appoint the officers of the Corporation, that shall attend to the day-to-day administration of the Plan.

6.3      All expenses of the Plan will be paid by the Corporation.

6.4 The Corporation will purchase the Stock to act as the basis for the Incentive Payments within three months of the date the Plan Year commences. Participants shall have no right, title, or interest in such Stock purchased hereunder, or dividends paid, until the Participant acquires a right to receive an Incentive Payment under the Plan. In the event a Participant does not acquire the right to receive the Incentive Payment for a Plan Year, the Corporation may roll-over to the Plan Year commencing immediately after the end of the Plan Year for which no Incentive Payment is made, the total amount of Shares acquired by the Corporation for the payment of the Incentive Payment for the Plan Year for which no payment is made.


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6.5      The Corporation may establish a trust to hold the assets of the Plan, if any. The terms and conditions of such trust shall govern the rights of Participants to any funds or assets. Provided, however, that any trust established by the Corporation pursuant hereto shall not contravene the objectives of the Plan.

6.6 The Plan may be amended or terminated at any time by the Board of Directors of the Corporation provided, however, that no amendment or termination may have an adverse impact upon the vested rights of any Participant to any Incentive Payment.

6.7 In the event of a Change in Control, the Participant shall have the right to the Incentive Payment, if any, for the current Plan Year pursuant to the terms of the Plan. The Committee in place prior to the Change in Control or such other persons designated by the Committee, will continue to administer the Plan until the Incentive Payment, if any, is calculated and disbursed to the Participant. The Plan shall be binding on any successor or assign of the Corporation in the event of, Change in Control of the Corporation.

6.8 The Plan will not affect the Participant's rights to participate in any other plan or program sponsored by the Corporation.

6.9      The Plan gives no employment rights to the Participant.

6.10 To the extent that a Participant acquires a right to receive an Incentive Payment under the Plan, such right shall be no greater than that of an unsecured creditor of the Corporation.

6.11 The Plan will be governed by and construed in accordance with the Laws of the Commonwealth of Puerto Rico.

6.12 The Plan is not designed to fall under the law or regulations issued pursuant to the Employee Retirement Income Security Act of 1974 (ERISA) as amended from time to time.